Exhibit 10.30

FOURTH AMENDMENT TO TERMINATION AND LICENSE AGREEMENT

THIS FOURTH AMENDMENT TO TERMINATION AND LICENSE AGREEMENT (the “Fourth Amendment”) is made and entered into as of December 2, 2020 by and between Merck Sharp & Dohme Corp., a New Jersey corporation with a place of business at One Merck Drive, Whitehouse Station, NJ 08889 (“Merck”) and SCYNEXIS, Inc., a Delaware corporation with a principal place of business at 1 Evertrust Plaza, 13th Floor, Jersey City, NJ 07302 (“Scynexis”).

RECITALS

WHEREAS, Scynexis and Merck are parties to a Termination and License Agreement dated as of May 24, 2013 (the “Original Agreement”), as amended by a letter agreement dated as of December 3, 2014 (the “First Amendment”), a Second Amendment to Termination and License Agreement dated as of December 21, 2016 (the “Second Amendment”) and a Third Amendment to Termination and License Agreement (the “Third Amendment”; the Original Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the “Agreement”); and

WHEREAS, the Parties desire to enter into this Fourth Amendment to amend the provisions of Article 5 concerning payment and creditability of certain milestone payments under the Agreement.

NOW, THEREFORE, Merck and Scynexis hereby agree as follows:

1.Definitions.  Unless otherwise defined herein, capitalized terms used in this Third Amendment have the meanings assigned thereto in the Agreement.

2.Milestone Payments and Creditability.

a.

Section 5.1 of the Agreement is amended to delete the milestone payments set forth in Sections 5.1(c) and 5.1(d).  The amounts that Scynexis would have paid to Merck as milestones will instead be paid as royalties, pursuant to the following paragraph.

b.	Section 5.1 of the Agreement is further amended as follows:

i.	The sentence:

“The foregoing milestone payments will be non-refundable, but will be creditable against future royalties payable.”

is deleted and replaced with the sentences:

“The foregoing milestone payments will be non-refundable, provided that certain milestones as set forth in this paragraph will be creditable against future royalties payable, but only to the extent set out below.

(a)	Milestone payments set forth in Sections 5.1 (e) and (f), if and when paid, will be creditable against future royalties payable.
(b)	Milestone payments set forth in Sections 5.1(a) and 5.1(b) (which have been previously paid) shall not be credited against future royalties, and any prior credit will be forfeited and of no effect.
(c)	As the milestone payments set forth in Sections 5.1(c) and 5.1(d) have been deleted, such milestones will accrue no credit against royalties.”

3.Notices.  Section 9.4 of the Agreement is amended to replace the notice address for Scynexis as follows:

If to Scynexis, to:SCYNEXIS, Inc.

1 Evertrust Plaza, 13th Floor

Jersey City, NJ 07302

Attn.: President and CEO

Fax: 201-884-5490

4.No Other Amendments.  Except as amended hereby, the Agreement shall remain in full force and effect.  Any references to the Agreement after the date of this Fourth Amendment shall be deemed to refer to the Agreement as amended by this Fourth Amendment.

5.Counterparts.  This Fourth Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Signatures to this Fourth Amendment may be provided by facsimile transmission or PDF file, which shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the date first above written.

MERCK SHARP & DOHME CORP.SCYNEXIS, INC.

By:/s/ Benjamin ThornerBy:/s/ Marco Taglietti

Name: Benjamin ThornerMarco Taglietti

Title: SVP & Head of BD&L, MRL President and CEO

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